EXHIBIT 10.2

FORM OF

LIMITED PARTNERSHIP AGREEMENT

OF

HARTMAN VREIT XXI OPERATING PARTNERSHIP L.P.

A TEXAS LIMITED PARTNERSHIP

October  , 2015

TABLE OF CONTENTS

Contents

ARTICLE 1

3

DEFINED TERMS

3

ARTICLE 2

14

PARTNERSHIP FORMATION AND IDENTIFICATION

14

ARTICLE 3

14

BUSINESS OF THE PARTNERSHIP

14

ARTICLE 4

15

CAPITAL CONTRIBUTIONS AND ACCOUNTS

15

ARTICLE 5

21

PROFITS AND LOSSES; DISTRIBUTIONS

21

ARTICLE 6

25

RIGHTS, OBLIGATIONS AND

25

POWERS OF THE GENERAL PARTNER

25

ARTICLE 7

30

CHANGES IN GENERAL PARTNER

30

ARTICLE 8

31

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

31

ARTICLE 9

34

TRANSFERS OF LIMITED PARTNERSHIP UNITS

34

ARTICLE 10

37

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

37

ARTICLE 11

38

AMENDMENT OF AGREEMENT

38

ARTICLE 12

39

GENERAL PROVISIONS

39

EXHIBIT A

42

CONTRIBUTIONS & INTERESTS

42

EXHIBIT B

43

NOTICE OF EXERCISE OF REDEMPTION RIGHT

43

EXHIBIT C

44

NOTICE OF ELECTION BY PARTNER TO CONVERT LTIP UNITS INTO LIMITED

44

PARTNERSHIP UNITS

44

EXHIBIT D

45

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF LTIP

45

UNITS INTO

45

LIMITED PARTNERSHIP UNITS

45

LIMITED PARTNERSHIP AGREEMENT

OF

HARTMAN VREIT XXI OPERATING PARTNERSHIP L.P.

This Limited Partnership Agreement (“Limited Partnership Agreement”) is entered into this [            ] day of October, 2015 between Hartman vREIT XXI, Inc., a Maryland corporation (the “General Partner”), and the limited partners set forth on Exhibit A attached hereto. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Article 1.

AGREEMENT

WHEREAS, the General Partner intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended;

WHEREAS, Hartman vREIT XXI Operating Partnership L.P. (the “Partnership”), was formed on October      ,2015, as a limited partnership under the laws of the State of Texas, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Texas on October ___ , 2015;

WHEREAS, the General Partner desires to conduct its current and future business through the Partnership; and

WHEREAS, to establish their respective rights and obligations in connection with all of the foregoing and certain other matters, the parties hereto desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

“Act” means the Texas Business Organizations Code as it may be amended from time to time.

“Additional Funds” has the meaning provided in Section 4.3 hereof.

“Adjusted Capital Account” means, with respect to any Partner, the Capital Account of such Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) and the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(g)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year.

“Adjustment Event” has the meaning provided in Section 4.4(b) hereof.

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary Partnership that are owned by the General Partner directly.

“Advisor” or “Advisors” means the Person or Persons, if any, appointed, employed or contracted with by the General Partner and responsible for directing or performing the day-to-day business affairs of the General Partner and the Partnership, including any Person to whom such Advisor subcontracts substantially all of such functions. The initial Advisor is Hartman XXI Advisors LLC.

“Advisory Agreement” means the agreement between the General Partner, the Advisor and the other parties named therein pursuant to which the Advisor will direct or perform the day-to-day business affairs of the General Partner.

“Affiliate” or “Affiliated” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (ii) any Person directly or indirectly owning, controlling, or holding with the power to vote 10% or more of the outstanding voting securities of such other Person; (iii) any legal entity for which such Person acts as an executive officer, director, trustee, or general partner; (iv) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; and (v) any executive officer, director, trustee, or general partner of such other Person.

“Aggregate Share Ownership Limit” has the meaning provided in the Articles of Incorporation.

“Agreed Value” means (i) in the case of any Contributed Property, the fair market value of such property as of the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

“Agreement” means this Limited Partnership Agreement, as amended, modified supplemented or restated from time to time, as the context requires.

“Articles of Incorporation” means the Articles of Incorporation of the General Partner, as amended or restated from time to time, filed with the Maryland State Department of Assessments and Taxation.

“Available Cash” means, with respect to the applicable period of measurement (i.e., any period beginning on the first day of the fiscal year, quarter or other period commencing immediately after the last day of the fiscal year, quarter or other applicable period for purposes of the prior calculation of Available Cash for or with respect to which a distribution has been made, and ending on the last day of the fiscal year, quarter or other applicable period immediately preceding the date of the calculation), the excess, if any, as of such date, of:

(a) the gross cash receipts of the Partnership for such period from all sources whatsoever, including, without limitation, the following:

(i) all rents, revenues, income and proceeds derived by the Partnership from its operations, including, without limitation, distributions received by the Partnership from any Entity in which the Partnership has an interest;

(ii) all proceeds and revenues received by the Partnership on account of any sales of any Partnership property or as a refinancing of or payment of principal, interest, costs, fees, penalties or otherwise on account of any borrowings or loans made by the Partnership or financings or refinancings of any property of the Partnership;

(iii) the amount of any insurance proceeds and condemnation awards received by the Partnership;

(iv) all capital contributions and loans received by the Partnership from its Partners;

(v) all cash amounts previously reserved by the Partnership, to the extent such amounts are no longer needed for the specific purposes for which such amounts were reserved; and

(vi) the proceeds of liquidation of the Partnership’s property in accordance with this Agreement;

over

(b) the sum of the following:

(i) all operating costs and expenses, including taxes and other expenses of the properties directly and indirectly held by the Partnership and capital expenditures made during such period (without deduction, however, for any capital expenditures, charges for Depreciation or other expenses not paid in cash or expenditures from reserves described in (viii) below);

(ii) all costs and expenses expended or paid during such period in connection with the sale or other disposition, or financing or refinancing, of the property directly or indirectly held by the Partnership or the recovery of insurance or condemnation proceeds;

(iii) all fees provided for under this Agreement;

(iv) all debt service, including principal and interest, paid during such period on all indebtedness (including under any line of credit) of the Partnership;

(v) all capital contributions, advances, reimbursements, loans or similar payments made to any Person in which the Partnership has an interest;

(vi) all loans made by the Partnership in accordance with the terms of this Agreement;

(vii) all reimbursements to the General Partner or its Affiliates during such period; and

(viii) the amount of any new reserve or increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

“Capital Account” has the meaning provided in Section 4.6 hereof.

“Capital Account Limitation” has the meaning provided in Section 4.5(b) hereof.

“Capital Contribution” means, with respect to any Partner, the amount of money and the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1 or 4.2 hereof. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Unit of such Partner.

“Carrying Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Carrying Value of any asset contributed to the Partnership shall be the gross fair market value of such asset, as agreed by the Contributing Partner and the General Partner.

(ii) The Carrying Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt immediately prior to the following events:

(a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution or the provision of services to or for the benefit of the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(b) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(c) the liquidation of the Partnership within the meaning of Regulations Section 1.704- 1(b)(2)(ii)(g);

(d) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership, if the General

Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and

(e) at such other times as the General Partner shall reasonably deem necessary or advisable if permitted by, or required to comply with, Regulations Sections 1.704-1(b) and 1.704-2.

(iii) The Carrying Value of a Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution, as agreed by the distributee and the General Partner.

(iv) The Carrying Values of Partnership assets shall be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Carrying Values shall not be adjusted pursuant to this clause (iv) to the extent that the General Partner reasonably determines that an adjustment pursuant to clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

(v) If the Carrying Values of a Partnership asset has been determined or adjusted pursuant to clause (i), (ii), or (iv) above, such Carrying Values shall thereafter be adjusted by Depreciation.

“Cash Amount” means an amount of cash equal to the lesser of (i) the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption or (ii) the applicable Redemption Price determined by the General Partner.

“Cash Available for Distribution” means the Available Cash other than Net Sales Proceeds.

“Certificate” means any instrument or document that is required under the laws of the State of Texas, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.2 hereof) and filed for recording in the appropriate public offices within the State of Texas or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Texas or such other jurisdiction.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Share Ownership Limit” has the meaning provided in the Articles of Incorporation.

“Common Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Article 4 hereof, but does not include, unless otherwise provided herein for specific purposes, any Preferred Unit, Special Limited Partnership Unit, or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Common Unit; provided, however, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement.

“Constituent Person” has the meaning provided in Section 4.5 hereof.

“Contributed Property” means each property or other asset contributed to the Partnership, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Partnership.

“Conversion Date” has the meaning provided in Section 4.5(c) hereof.

“Conversion Factor” means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT

Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

“Conversion Notice” means the Notice of Election by Partner to Convert LTIP Units Into Limited Partnership Units substantially in the form attached as Exhibit C hereto.

“Conversion Right” has the meaning provided in Section 4.5(a) hereof.

“Depreciation” means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

“Director” means a member of the board of directors of the General Partner.

“Economic Capital Account Balance” has the meaning provided in Section 5.1(e) hereof.

“Event of Bankruptcy” as to any Person, means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of its assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates its approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“Excepted Holder Limit” has the meaning provided in the Articles of Incorporation.

“Forced Conversion” has the meaning provided in Section 4.5(d) hereof.

“Forced Conversion Notice” means the Notice of Election by Partnership to Force Conversion of LTIP Units Into Limited Partnership Units substantially in the form attached as Exhibit D hereto.

“General Partner” means Hartman vREIT XXI, Inc., a Maryland corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

“General Partner Loan” has the meaning provided in Section 5.2(c) hereof.

“General Partner Interest” means the entire Partnership Interest held by a General Partner hereof, which Partnership Interest may be expressed as a number of Common Units, Preferred Units or any other Partnership Units.

“Hartman XXI SLP” means Hartman vREIT XXI SLP, LLC, a Texas limited liability company and the initial Special Limited Partner.

“Holdings Limited Partner” means Hartman vREIT XXI Holdings, LLC, a wholly owned subsidiary of the General Partner.

“lndemnitee” means (i) any Person made a party to a proceeding by reason of its status as the General Partner or a director, officer or employee of the General Partner or the Partnership, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

“Independent Directors” means a Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor of the General Partner or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the General Partner (with the exception of a de minimis ownership interest of less than two percent), (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director, (iv) performance of services, other than as a Director, for the General Partner, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” if the aggregate gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates (excluding fees for serving as an independent director of the General Partner or other real estate investment trust or real estate program organized or advised or managed by the Sponsor or its Affiliates) exceeds five percent of either the Director’s annual gross revenue during either of the last two years or the Director’s net worth on a fair market value basis. Indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the General Partner.

“Investments” means all investments by the Partnership in Properties, and all other investments (other than short-term investments acquired for purposes of cash management) in which the Partnership may acquire an interest, either directly or indirectly, including through ownership interests in a Joint Venture, pursuant to the Articles of Incorporation, the bylaws of the General Partner or the investment objectives and policies adopted by the board of directors of the General Partner.

“Joint Venture” means any joint venture or general partnership arrangement in which the Partnership is a co-venturer or general partner which are established to acquire one or more Investments.

“Junior Share” means a share of capital stock of the General Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the REIT Shares.

“Limited Partner” means any Person named as a Limited Partner on Exhibit A attached hereto, as such exhibit may be amended and restated from time to time, and any Person who becomes a Substitute Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Common Units, Preferred Units or other Partnership Units.

“Limited Partnership Unit” means a Limited Partnership Interest designated as a Common Unit.

“Listing” means the listing of the REIT Shares on a national securities exchange or the receipt by holders of the REIT Shares of securities that are listed on a national securities exchange in exchange for REIT Shares. Upon such Listing, the shares shall be deemed “Listed.”

 “LTIP Unit” means a Limited Partnership Interest which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Section 4.4 hereof and elsewhere in this Agreement in respect of holders of LTIP Units. The allocation of LTIP Units among the Partners shall be set forth on Exhibit A, as may be amended from time to time.

“LTIP Holder” means a Partner that holds LTIP Units.

“New Securities” means (i) any rights, options, warrants, or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or Preferred Shares, excluding Preferred Shares and Junior Shares or (ii) any debt issued by the General Partner that provides any of the rights described in (i) hereof.

“Net Sales Proceeds” has the meaning set forth in the Articles of Incorporation.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning provided in Regulations Section 1.704-2(b)(3).

“Notice of Redemption” means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto.

“Offering” means the offer and sale of REIT Shares to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, and declared effective by the Commission.

“Partner” means any General Partner or Limited Partner.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning provided in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Deductions” has the meaning provided in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with Regulations Sections 1.704-2(i)(2).

“Partnership” means Hartman vREIT XXI Operating Partnership L.P., a Texas limited partnership.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or a General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Common Units, Preferred Units, Special Limited Partnership Units or other Partnership Units.

“Partnership Loan” has the meaning provided in Section 5.2(c) hereof.

“Partnership Minimum Gain” has the meaning provided in Regulations Sections 1.704-2(b)(2) and 1.704-2(d), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2 hereof, which record date generally shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of the distribution.

“Partnership Unit” means a Common Unit, a Preferred Unit, a Special Limited Partnership Unit, an LTIP Unit or any other unit of a fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Article 4 hereof; provided, however, that Partnership Units comprising a General Partner Interest or a Limited Partner Interest shall have the differences in rights and privileges as specified in this Agreement.

“Partnership Unit Economic Balance” has the meaning provided in Section 5.1(e) hereof.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means the percentage determined by dividing the number of Common Units of a Partner by the sum of the Common Units of all Partners.

“Person” means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.

“Preferred Shares” means a share of capital stock of the General Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to REIT Shares.

“Preferred Unit” means a fractional, undivided share of the Partnership Interests that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Units that the General Partner has authorized pursuant to Section 4.2 hereof.

“Profit” and “Loss” means, for each Partnership Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such Partnership Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

 (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profit and Loss pursuant to this definition of “Profit” and “Loss” shall be added to such taxable income or loss;

(ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profit or Loss pursuant to this definition of “Profit” and “Loss” shall be subtracted from such taxable income or loss;

(iii) In the event the Carrying Value of any Partnership asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Carrying Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profit and Loss;

(iv) Gain or loss resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Carrying Value;

(v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year or other period;

(vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profit or Loss; and

(vii) Notwithstanding any other provision of this definition of “Profit” and “Loss”, any items that are specially allocated pursuant to Section 5.1(c), 5.1(d), or 5.1(e) hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Sections 5.1(c) and 5.1(d) hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

“Property” means any real property or properties transferred or conveyed to the Partnership, either directly or indirectly, including through ownership interests in a Joint Venture.

“Qualifying Party” means (a) a Person who is admitted to the Partnership pursuant to Section 4.2 or Section 4.4 and who is shown as such on the books and records of the Partnership, (b) a transferee in a permitted Transfer or (c) a Substitute Limited Partner succeeding to all or part of the Limited Partnership Unit of a Person that meets one of the foregoing criteria in (a) or (b).

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Redemption Price” means the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption multiplied by any discount determined by the General Partner, including but not limited to, any discount based upon the combined number of years that the applicable Partner has held the Partnership Units offered for redemption.

“Redemption Right” has the meaning provided in Section 8.5(a) hereof.

“Regulations” means the Federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the General Partner, (ii) costs and expenses relating to any public offering and registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuing or redemption of Partnership Units, and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Share” means a common share of beneficial ownership in the General Partner (or successor entity, as the case may be).

“REIT Shares Amount” means a number of REIT Shares equal to the product of the number of Partnership Units offered for exchange by a Tendering Party, multiplied by the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the

Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holder of REIT Shares entitled to rights.

“Related Party” means, with respect to any Person, any other Person whose ownership of shares of the General Partner’s capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856 (h)(1)(B)).

“Restriction Notice” has the meaning provided in Section 8.5(c)(vi) hereof.

 “Sale” means (i) any transaction or series of transactions whereby: (A) the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Investment or portion thereof, including the transfer of any Property that is the subject of a ground lease, including any event with respect to any Investment that gives rise to a significant amount of insurance proceeds or condemnation awards, and including the issuance by one of the General Partner’s subsidiaries of any asset-backed securities or collateralized debt obligations as part of a securitization transaction; (13) the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Partnership in any Joint Venture in which it is a partner; or (C) any Joint Venture in which the Partnership is a co-venturer or partner, sells, grants, transfers, conveys, or relinquishes its ownership of any Investment or portion thereof, including any event with respect to any Investment that gives rise to insurance claims or condemnation awards, and including the issuance by such Joint Venture or one of its subsidiaries of any asset-backed securities or collateralized debt obligations as part of a securitization transaction.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Service” means the U.S. Internal Revenue Service.

“Special Limited Partner” means the holder of Special Limited Partnership Units.

“Special Limited Partnership Unit” means Partnership Units designated as Special Limited Partnership Units issued pursuant to Section 4.2(d) with the rights and obligations provided under this Agreement.

“Specified Redemption Date” means the first business day of the month that is at least sixty (60) business days after the receipt by the General Partner of a Notice of Redemption.

“Sponsor” means any Person which (a) is directly or indirectly instrumental in organizing, wholly or in part, the General Partner, (b) will control, manage or participate in the management of the General Partner, and any Affiliate of any such Person, (c) takes the initiative, directly or indirectly, in founding or organizing the General Partner, either alone or in conjunction with one or more other Persons, (d) receives a material participation in the General Partner in connection with the founding or organizing of the business of the General Partner, in consideration of services or property, or both services and property, (e) has a substantial number of relationships and contacts with the General Partner, (f) possesses significant rights to control Properties, (g) receives fees for providing services to the General Partner which are paid on a basis that is not customary in the industry or (h) provides goods or services to the General Partner on a basis which was not negotiated at arm’s-length with the General Partner. “Sponsor” does not include any Person whose only relationship with the General Partner is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorney, accountants and underwriters whose only compensation is for professional services.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Subsidiary Partnership” means any partnership of which the partnership interests therein are owned by the General Partner or a direct or indirect subsidiary of the General Partner.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3 hereof.

“Tax Matters Partner” has the meaning provided in Section 10.5(a) hereof.

“Tendered Units” has the meaning provided in Section 8.5(a) hereof.

“Tendering Party” has the meaning provided in Section 8.5(a) hereof.

“Termination Event” means the termination or nonrenewal of the Advisory Agreement (i) in connection with a merger, sale of assets or transaction involving the General Partner pursuant to which a majority of the Directors then in office are replaced or removed, (ii) by the Advisor or (iii) by the General Partner other than for “cause” (as defined in the Advisory Agreement).

“Transaction” has the meaning provided in Section 4.5(g) hereof.

“Transfer” has the meaning provided in Section 9.2(a) hereof.

“Unvested LTIP Units” has the meaning provided in Section 4.4(d) hereof.

“Value” means the fair market value per share of REIT Shares which will equal (i) if REIT Shares are Listed, the average closing price per share for the previous thirty (30) business days, (ii) if REIT Shares are not Listed, the most recent offering price per share or share equivalent of REIT Shares, until December 31 of the year following the year in which the most recently completed offering of REIT Shares has expired and (iii) thereafter, such price per REIT Share as the management of the General Partner determines in good faith.

“Vested LTIP Units” has the meaning provided in Section 4.4(d) hereof.

“Vesting Agreement” means each or any, as the context implies, Long Term Incentive Plan (LTIP) Vesting Agreement entered into by a LTIP Holder upon acceptance of an award of LTIP Units.

ARTICLE 2

PARTNERSHIP FORMATION AND IDENTIFICATION

2.1 Formation.

The Partnership was formed as a limited partnership pursuant to the Act, and all other pertinent laws of the State of Texas, for the purposes and upon the terms and conditions set forth in this Agreement.

2.2 Name, Office and Registered Agent

The name of the Partnership is Hartman vREIT XXI Operating Partnership L.P.. The specified office and place of business of the Partnership shall be 2909 Hillcroft, Suite 420, Houston, TX 77057. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is Kathleen O’Connell, 2909 Hillcroft, Suite 420, Houston, TX 77057.  The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on it as registered agent.

2.3 Term and Dissolution.

(a) The term of the Partnership shall continue in full force and effect until dissolved upon the first to occur of any of the following events:

(i) the occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

(ii) the passage of ninety (90) days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full); or

(iii) the election by the General Partner that the Partnership should be dissolved.

(b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel any Certificate(s) and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.6 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.4 Filing of Certificate and Perfection of Limited Partnership

The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, any and all amendments to the Certificate(s) and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

ARTICLE 3

BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, and in a manner such that the General Partner will not be subject to any taxes under Section 857 or 4981 of the Code, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to qualify or cease qualifying as a REIT, the Partners acknowledge that the General Partner intends to qualify as a REIT for federal income tax purposes and that such qualification and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Articles of Incorporation. The General Partner on behalf of the Partnership shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation under Section 7704 of the Code.

ARTICLE 4

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.1 Capital Contributions.

The Partners have heretofore made Capital Contributions to the Partnership. Each Partner owns Partnership Units in the amount set forth for such Partner on Exhibit A, as the same may be amended from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner’s ownership of Partnership Units.

4.2 Additional Capital Contributions and Issuances of Additional Partnership Units.

Except as provided in this Section 4.2 or in Section 4.3 or applicable law, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership.

(a) The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner. Any additional Partnership Units issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Texas law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Units; (ii) the right of each such class or series of Partnership Units to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Units upon dissolution and liquidation of the Partnership. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership. In the event that the Partnership issues additional Partnership Units pursuant to this Section 4.2(a), the General Partner shall make such revisions to this Agreement as it deems necessary to reflect the issuance of such additional Partnership Units.

(b) No additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests with respect to the class of Partnership Units so issued; (ii) (a) the additional Partnership Units are (x) Partnership Units so issued, issued in connection with an issuance of REIT Shares, or (y) Partnership Units issued in connection with an issuance of Preferred Shares, New Securities or other interests in the General Partner (other than REIT Shares), which Preferred Shares, New Securities or other interests have designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the additional Partnership Units issued to the General Partner, and (b) the General Partner contributes the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares, New Securities or other interests in the General Partner to the Holdings Limited Partner, which in turn shall contribute such proceeds to the Partnership, or (iii) the Additional Partnership Units are issued upon the conversion, redemption or exchange of debt, Partnership Units or other securities issued by the Partnership.

(c) The General Partner shall not issue any additional REIT Shares, Preferred Shares, Junior Shares or New Securities unless the General Partner contributes the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Preferred shares, Junior Shares or New Securities, as the case may be, and from the exercise of the rights contained in any such additional New Securities, to the Partnership (through the Holdings Limited Partner) in exchange for the Holdings Limited Partner receiving (x) in the case of an issuance of REIT Shares, Partnership Units, or (y) in the case of an issuance of Preferred Shares, Junior Shares or New Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Shares, Junior Shares or New Securities; provided, however, that notwithstanding the foregoing, the General Partner may issue REIT Shares, Preferred Shares, Junior Shares or New Securities (a) pursuant to Section 8.5(b) hereof, (b) pursuant to a dividend or distribution (including any stock split) of REIT Shares, Preferred Shares, Junior Shares, or New Securities to all of the holders of REIT Shares, Preferred Shares, Junior Shares or New Securities, as the case may be, (c) upon a conversion, redemption or exchange of Preferred Shares, (d) upon a conversion of Junior Shares into REIT Shares, (e) upon a conversion, redemption, exchange or exercise of New Securities, or (f) in connection with an acquisition of a property or other asset to be owned, directly or indirectly, by the General Partner if the General Partner determines that such acquisition is in the best interest of the Partnership. In the event of any issuance of additional REIT Shares, Preferred Shares, Junior Shares, or New Securities by the General Partner, and the contribution to the Partnership, by the General Partner (through the Holdings Limited Partner), of the cash proceeds or other consideration received from such issuance, if the cash proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the Holdings Limited Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the cash proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the General Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership).

(d) The Partnership issued Special Limited Partnership Units to Hartman XXI SLP in exchange for the cash contribution reflected on Exhibit A hereto and for services performed or to be performed by Affiliates of Hartman XXI SLP for the Partnership and its Subsidiaries, and admitted such Person as the Special Limited Partner. The Special Limited Partner shall be entitled to certain distributions as provided in Section 5.2 and certain preferential allocations of items of income and gain under Section 5.1. The Special Limited Partnership Units will be subject to the transfer restrictions set forth in Article 9 and will be subject to redemption pursuant to Section 8.6.

4.3 Additional Funding.

If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise, provided, however, that the Partnership may not borrow money from its Affiliates, unless a majority of the Directors of the General Partner (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Partnership than loans between unaffiliated parties under the same circumstances.

4.4 LTIP Units.

(a) The General Partner may from time to time issue LTIP Units to Persons who provide services to the Partnership, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Subject to the following provisions of this Section and the special provisions of Sections 4.5, 5.1(e), and 8.6, LTIP Units shall be treated as Limited Partnership Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Partners’ Percentage Interests, LTIP Units shall be treated as Common Units.

(b) The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Limited Partnership Units for conversion, distribution and other purposes, including without limitation complying with the following procedures: If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Limited Partnership Units and LTIP Units. The following shall be “Adjustment Events:” (A) the Partnership makes a distribution on all outstanding Limited Partnership Units, (B) the Partnership subdivides the outstanding Limited Partnership Units into a greater number of interests or combines the outstanding Limited Partnership Units into a smaller number of interests, or (C) the Partnership issues any Limited Partnership Units or General Partnership Units in exchange for its outstanding Limited Partnership Units by way of reclassification or recapitalization of its Limited Partnership Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need by made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Limited Partnership Units or General Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Limited Partnership Units or General Partnership Units to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Limited Partnership Units or General Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Limited Partnership Units other than actions specifically described above as Adjustment Events and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each LTIP Holder setting forth the adjustment to its LTIP Units and the effective date of such adjustment.

(c) The LTIP Units shall rank pari passu with the Limited Partnership Units as to the payment of regular and special periodic or other distributions and distributions of assets upon liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units which by its terms specifies that it shall rank junior to, on parity with, or senior to the Limited Partnership Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units.

(d) LTIP Units shall be subject to the following special provisions:

(i) LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any

Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested LTIP Units;” all other LTIP Units shall be treated as “Unvested LTIP Units.” Subject to the terms of any Vesting Agreement, a LTIP Holder shall be entitled to Transfer its LTIP Units to the same extent, and subject to the same restrictions as holders of Limited Partnership Units are entitled to Transfer their Limited Partnership Units pursuant to Article 9.

(ii) Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, then the relevant LTIP Units shall immediately, and without further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the holder that is attributable to all of its LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 5.1(e), calculated with respect to the holder’s remaining LTIP Units, if any.

(iii) LTIP Units shall generally be treated as Limited Partnership Units for purposes of Article 5, but shall also be entitled to certain special allocations of gain under Section 5.1(e).

(iv) The Redemption Right provided to Limited Partners under Section 8.5 shall not apply with respect to LTIP Units unless and until they are converted to Limited Partnership Units as provided in Section 4.5.

(v) Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on Transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

(vi) Vested LTIP Units are eligible to be converted into Limited Partnership Units under Section 4.5.

4.5 Conversion of LTIP Units.

(a) An LTIP Holder shall have the right (the “Conversion Right”), at its option, at any time to convert all or a portion of its Vested LTIP Units into Limited Partnership Units; provided, however, that an LTIP Holder may not exercise the Conversion Right for fewer than one thousand (1,000) Vested LTIP Units or, if such LTIP Holder holds fewer than one thousand (1,000) Vested LTIP Units, all of the LTIP Holder’s Vested LTIP Units. LTIP Holders shall not have the right to convert Unvested LTIP Units into Limited Partnership Units until they become Vested LTIP Units; provided, however, that when a LTIP Holder is notified of the expected occurrence of an event that will cause its Unvested LTIP Units to become Vested LTIP Units, such Person may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting, and such Conversion Notice, unless subsequently revoked by the LTIP Holder, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Limited Partnership Units. In all cases, the conversion of any LTIP Units into Limited Partnership Units shall be subject to the conditions and procedures set forth in this Section 4.5.

(b) A holder of Vested LTIP Units may convert such interests into an equal number of fully paid and non-assessable Limited Partnership Units, giving effect to all adjustments (if any) made pursuant to Section 4.4(b). Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert an amount of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such holder, to the extent attributable to its ownership of LTIP Units, divided by (y) the Limited Partnership Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”).

(c) In order to exercise its Conversion Right, a LTIP Holder shall deliver a notice (a “Conversion Notice”) to the Partnership (with a copy to the General Partner) not less than 10 nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the LTIP Holders notice of a proposed or upcoming Transaction (as defined below) at least thirty (30) days prior to the effective date of such Transaction, then the LTIP Holders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third business day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 12.1. Each LTIP Holder covenants and agrees with the Partnership that all Vested

LTIP Units to be converted pursuant to this Section 4.5 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a LTIP Holder may deliver a Redemption Notice pursuant to Section 8.5 relating to those Limited Partnership Units that will be issued to such holder upon conversion of such LTIP Units into Limited Partnership Units in advance of the Conversion Date; provided, however, that the redemption of such Limited Partnership Units by the Partnership shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Holder in a position where, if he or she so wishes, the Limited Partnership Units into which its Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Limited Partnership Units under Section 8.5 by delivering to such holder REIT Shares rather than cash, then such holder can have REIT Shares issued to it simultaneously with the conversion of its Vested LTIP Units into Limited Partnership Units. The General Partner shall cooperate with an LTIP Holder to coordinate the timing of the different events described in the foregoing sentence.

(d) The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by an LTIP Holder to be converted (a “Forced Conversion”) into an equal number of Limited Partnership Units, giving effect to all adjustments (if any) made pursuant to Section 4.4(b); provided, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Holder pursuant to paragraph (b) above. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) to the applicable holder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 12.1.

(e) A conversion of Vested LTIP Units for which a holder has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Holder, as of which time such LTIP Holder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of an equal number of Limited Partnership Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Holder, upon its written request, a certificate of the General Partner certifying its Limited Partnership Units and remaining LTIP Units, if any, immediately after such conversion.

(f) For purposes of making future allocations under Section 5.1(e) and applying the Capital Account Limitation, the portion of the Economic Capital Account balance of the applicable holder that is treated as attributable to its LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Limited Partnership Unit Economic Balance.

(g) If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, interest exchange, self tender offer for all or substantially all Limited Partnership Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event), in each case as a result of which Limited Partnership Units shall be exchanged for or converted into the right, or the holders such interests shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction).

In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Holder to be afforded the right to receive in connection with such Transaction in consideration for the Limited Partnership Units into which its LTIP Units will be converted into the same kind and amount of cash, securities, and other property (or any combination thereof) receivable upon the consummation of such transaction by a holder of the same number of Limited Partnership Units, assuming such holder of Limited Partnership Units is not a Person with which the Partnership consolidated or into with the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Limited Partnership Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each LTIP Holder of such election and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of the LTIP Units held by such holder into Limited Partnership Units in connection with such Transaction. If an LTIP Holder fails to make such an election, such LTIP Holder (and any of its transferees) shall receive upon conversion of the LTIP Units held by it (or by any of its transferees) the same kind and amount of consideration that a holder of Limited Partnership Units would receive if such holder of Limited Partnership Units failed to make such an election.

Subject to the rights of the Partnership and the General Partner under any Vesting Agreement, the Partnership shall use commercially reasonable efforts to cause the terms of the Transaction to be consistent with the provisions of this Section 4.5 and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Holders whose LTIP Units will not be converted into Limited Partnership Units in connection with the Transaction that will (i) contain provisions enabling the LTIP Holders with outstanding LTIP Units after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to Limited Partnership Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of LTIP Holders.

4.6 Capital Accounts.

(a) The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Each Partner’s Capital Account shall be increased by (i) the amount of such Partner’s Capital Contributions and (ii) Profit allocated to such Partner and all items of Partnership income and gain allocated to such Partner pursuant to Sections 5.1(c), 5.1(d) and 5.1(e) and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) Loss allocated to such Partner and all items of Partnership deduction and loss allocated to such Partner pursuant to Section 5.1(c).

(b) In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(c) The provisions of the Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) and (ii) make appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or 1.704-2.

4.7 No Interest on Contributions.

No Partner shall be entitled to interest on its Capital Contribution.

4.8 Return of Capital Contributions.

No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.9 No Third Party Beneficiary.

No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other Property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or Property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or Property of the Partnership.

4.10 Redemption of REIT Shares.

If, at any time, any shares of capital stock of the General Partner are redeemed by the General Partner for cash, the Partnership shall, immediately prior to such redemption, redeem an equal number of equivalent Partnership Units (taking into account any relevant Conversion Factor) held by the Holdings Limited Partner upon the same terms and for the same price per Partnership Unit as such Capital Shares are redeemed.

ARTICLE 5

PROFITS AND LOSSES; DISTRIBUTIONS

5.1 Allocation of Profit and Loss.

Profit and Loss of the Partnership shall be determined and allocated with respect to each Partnership Year as of the end of each such year, provided that the General Partner may in its discretion allocate Profit and Loss for a shorter period as of the end of such period (and, for purposes of this Article 5, references to the term “Partnership Year” may include such shorter periods).

(a) Profit.

After giving effect to the special allocations in Sections 5.1(c), 5.1(d) and 5.1(e), Profit of the Partnership for each Partnership Year or other applicable period of the Partnership shall be allocated to the Partners in the following order and priority:

(i) Profit shall be allocated to the General Partner until the cumulative Profit allocated to the General Partner pursuant to this Section 5.1(a)(i) equals the cumulative Loss allocated to the General Partner pursuant to Section 5. 1(b)(ii).

(ii) Profit shall be allocated to the Partners (other than the Special Limited Partner) in accordance with their Percentage Interests.

(b) Loss.

After giving effect to the special allocations in Sections 5.1(c), 5.1(d) and 5.1(e), Loss of the Partnership for each Partnership Year or other applicable period of the Partnership shall be allocated to the Partners in the following order and priority:

(i) Loss shall be allocated to the Partners (other than the Special Limited Partner) in accordance with their Percentage Interests, provided that Loss shall not be allocated to a Partner pursuant to this Section 5.1(b)(i) to the extent that such allocation would cause or increase an Adjusted Capital Account Deficit at the end of any fiscal year.

(ii) Loss shall be allocated to the General Partner.

(c) Special Allocations. The following regulatory allocations shall be made in the following order and priority:

(i) Minimum Gain Chargeback. Notwithstanding the provisions of Section 5.1 of the Agreement, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 5.1(c)(i) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 5.1 of this Agreement, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 5.1(c)(ii) is intended to comply with the minimum gain chargeback requirement in Regulations Section I .704-2(i) and shall be interpreted consistently therewith.

(iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-I(b)(2)(ii)(d)(6) and such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 5.1(c)(iii) is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b) (2)(ii)(d) and shall be interpreted consistently therewith.

(iv) No Excess Deficit. To the extent that any Partner has or would have, as a result of an allocation of Net Loss (or item thereof), an Adjusted Capital Account Deficit, such amount of Net Loss (or item thereof) shall be allocated to the other Partners in accordance with Section 5.1(b), but in a manner which will not produce an Adjusted Capital Account Deficit as to such Partners. To the extent such allocation would result in all Partners having Adjusted Capital Account Deficits, such Net Loss (or item thereof) shall be allocated to the General Partner.

(v) Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners (other than the Special Limited Partner) in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.

(vi) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

(vii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

(d) Priority Allocations to the Special Limited Partner. Notwithstanding the provisions of Sections 5.1(a) and 5.1(b) above, the Special Limited Partner shall be allocated on a priority basis items of income or gain, including, without limitation, items of gain from a Sale (including but not limited to net capital gain realized in connection with the adjustment to the Carrying Value of Partnership assets under Section 704(b) of the Code) on a cumulative basis pursuant to this Section 5.1(d) in an amount equal to the amount of distributions made (or in connection with a Sale or winding up or liquidation of the Partnership, to be made) to such Partner.

(e) Special Allocations Regarding LTIP Units. Subject to the terms of any Partnership Units ranking senior to the LTIP Units with respect to return of capital or any preferential or priority return, any Liquidating Capital Gains shall first be allocated to the LTIP Holders until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Partnership Unit Economic Balance, multiplied by (ii) the number of LTIP Units; provided that no such Liquidating Capital Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that the Partnership Unit Economic Balance exceeds the Partnership Unit Economic Balance in existence at the time such LTIP Unit was issued. For this purpose, “Liquidating Capital Gains” means net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Carrying Value of the Partnership assets under Section 704(b) of the Code. The “Economic Capital Account Balances” of the LTIP Holders will be equal to their Capital Account balances, plus the amount of their shares of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units. Similarly, the “Partnership Unit Economic Balance” shall mean (i) the Capital Account Balance of the General Partner, plus the amount of the General Partner’s share of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Partnership Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 5.1(e), divided by (ii) the number of General Partner’s Partnership Units. Any such allocations shall be made among the LTIP Holders in proportion to the amounts required to be allocated to each under this Section 5.1(e). The parties agree that the intent of this Section 5.1(e) is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the Partnership Units (on a per-Unit basis), but only if and to the extent the Capital Account balance associated with the General Partner’s Partnership Units has increased on a per-Unit basis since the issuance of the relevant LTIP Unit.

(f) Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Section 5.1(c), be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(g) Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Unit or if Percentage Interests vary during a Partnership Year, the General Partner, in its sole and absolute discretion, shall determine which method authorized under the Code and the Regulations shall be used to allocate the distributive shares.

(h) Allocations for Tax Purposes. All allocations for federal income tax purposes shall be consistent with all allocations in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by Section 704(c) of the Code including a method that may result in a Partner receiving a disproportionately larger share of the Partnership tax depreciation deductions, and such election shall be binding on all Partners.

(i) Revisions to Allocations to Reflect Issuance of Additional Partnership Units. In the event that the Partnership issues additional Partnership Units to the General Partner or any Additional Limited Partner pursuant to Article 4 hereof, the General Partner shall make such revisions to this Section 5.1 as it deems necessary to reflect the terms of the issuance of such additional Partnership Units, including making preferential allocations to classes of Partnership Units that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.

5.2 Distribution of Cash.

(a) The Partnership shall distribute cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in accordance with Section 5.2(b).

(b) Except for distributions pursuant to Section 5.6 of this Agreement in connection with the dissolution and liquidation of the Partnership and subject to the provisions of Section 5.2(c), 5.2(d), 5.3 and 5.5 of this Agreement:

(i) Distributions of Cash Available for Distribution shall be made to the Partners (other than Special Limited Partner) in accordance with their respective Percentage Interests on the Partnership

(ii) Distributions of Net Sales Proceeds shall be made (x) first, 100% to the Partners (other than Special Limited Partner) in accordance with their respective Percentage Interests on the Partnership Record Date until the Limited Partners (other than the Special Limited Partner) have received cumulative distributions under this Section 5.2(b) equal to the aggregate Capital Contributions made by the Limited Partners (other than the Special Limited Partner) to the Partnership plus a cumulative, noncompounded pre-tax rate of return thereon of 7% per annum, determined by taking into account the dates on which all such Capital Contributions and distributions were made and (y) second, (A) 85% to the Partners (other than the Special Limited Partner), in accordance with their respective Percentage Interests on the Partnership Record Date and (B) 15% to the Special Limited Partner.

(c) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner, or (ii) if the actual amount to be distributed to the Partner is less than the amount required to be withheld by the Partnership, the actual amount shall be treated as a distribution of cash in the amount of such withholding and the additional amount required to be withheld shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within fifteen (15) days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.

Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.2(c) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

(d) In the event that the Partnership issues additional Partnership Units to the General Partner or any Additional Limited Partner pursuant to Article 4 hereof, the General Partner shall make such revisions to this Section 5.2 as it deems necessary to reflect the issuance of such additional Partnership Units.

5.3 REIT Distribution Requirements.

The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to make stockholder distributions that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.

5.4 No Right to Distributions in Kind.

No Partner shall be entitled to demand Property other than cash in connection with any distributions by the Partnership.

5.5 Limitations on Return of Capital Contributions.

Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive, and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of its Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.6 Distributions Upon Liquidation.

Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners in accordance with Section 5.2(b)(ii). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.7 Substantial Economic Effect.

It is the intent of the Partners that the allocations of Profit and Loss under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

ARTICLE 6

RIGHTS, OBLIGATIONS AND

POWERS OF THE GENERAL PARTNER

6.1 Management of the Partnership.

(a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i) to acquire, purchase, own, operate, lease and dispose of any Investments that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

(ii) to authorize, issue, sell, redeem or otherwise purchase any Partnership Units or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Units, or options, rights, warrants or appreciation rights relating to any Partnership Units) of the Partnership; to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(iii) to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(iv) to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(v) to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

(vi) to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(vii) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;

(viii) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(ix) to make or revoke any election permitted or required of the Partnership by any taxing authority;

(x) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(xi) to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same;

(xii) to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xiv) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xv) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvi) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xvii) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xviii) to form or acquire an interest in, and contribute Property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of Property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xix) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;

(xx) to merge, consolidate or combine the Partnership with or into another Person;

(xxi) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation under Section 7704 of the Code; and

(xxii) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.2 Delegation of Authority.

The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.3 Indemnification and Exculpation of Indemnitees.

(a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, Property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Partnership.

(b) The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.3 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c) The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 6.3 are for the benefit of the lndemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) Notwithstanding the foregoing, the Partnership may not indemnify or hold harmless an Indemnitee for any liability or loss unless all of the following conditions are met: (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Partnership; (ii) the Indemnitee was acting on behalf of or performing services for the Partnership; (iii) the liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director of the General Partner (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director; and (iv) the indemnification or agreement to hold harmless is recoverable only out of net assets of the Partnership. In addition, the Partnership shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the General Partner or the Partnership were offered or sold as to indemnification for violations of securities laws.

6.4 Liability of the General Partner.

(a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and its stockholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of its stockholders on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its stockholders or the Limited Partners; provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its stockholders or the Limited Partner shall be resolved in favor of the stockholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

(c) Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e) Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.5 Reimbursement of General Partner.

(a) Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses incurred by the General Partner.

Reimbursement of Administrative Expenses shall be treated as an expense of the Partnership and not as distributions of allocable income.

6.6 Outside Activities.

Subject to Section 6.8 hereof, the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or stockholder of the General Partner, the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. None of the Partnership, Limited Partners or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

6.7 Employment or Retention of Affiliates.

(a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

(b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement, applicable law and the REIT status of the General Partner.

(d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any Property to, or purchase any Property from, the Partnership, directly or indirectly, except pursuant to transactions that are, in the General Partner’s sole discretion, on terms that are fair and reasonable to the Partnership.

6.8 General Partner Participation.

The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of any Investment, shall be conducted through the Partnership, a Subsidiary, a Subsidiary Partnership or a taxable REIT subsidiary (within the meaning of Section 856(1) of the Code); provided, however, that the General Partner is allowed to hold cash and liquid investments to fund its expenses, including redemptions of shares of common stock of the General Partner.

6.9 Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the Property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.10 No Duplication of Fees or Expenses.

The Partnership may not incur or be responsible for any fee or expense (in connection with the Offering or otherwise) that would be duplicative of fees and expenses paid by the General Partner.

ARTICLE 7

CHANGES IN GENERAL PARTNER

7.1 Transfer of the General Partner’s Units.

(a) The General Partner shall not transfer all or any portion of its Units or withdraw as General Partner except as provided in, or in connection with a transaction contemplated by, Section 7.1(c).

(b) Except as otherwise provided in Section 7.1(c) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or the sale of all or substantially all of its assets (other than in connection with a change in the General Partner’s state of incorporation or organizational form), in each case which results in a change of control of the General Partner (a “Transaction”), unless the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners is obtained.

(c) Notwithstanding Section 7.1(a) or 7.1(b),

(i) the General Partner may transfer all or any portion of its General Partnership Units to (A) a wholly owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Units, may withdraw as General Partner; and

(ii) the General Partner may engage in a transaction not required by law or by the rules of any national securities exchange on which the General Partner’s shares are listed to be submitted to the vote of the holders of the General Partner’s shares.

7.2 Admission of a Substitute or Additional General Partner.

A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.4 hereof in connection with such admission shall have been performed;

(b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel as may be necessary) that (x) the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act and (y) none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.3 Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

(a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a Genera] Partner, the Limited Partners, within ninety (90) days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.4 hereof by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of the Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.4 Removal of a General Partner.

(a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically. The Limited Partners may not remove the General Partner, with or without cause.

(b) If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3 hereof, such General Partner shall promptly transfer and assign its General Partnership Units in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.3(b) hereof and otherwise be admitted to the Partnership in accordance with Section 7.2 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Units of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority in interest of the Limited Partners within ten (10) days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Units within thirty (30) days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Unit shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than forty (40) days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Units no later than sixty (60) days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partnership Units shall be the average of the two appraisals closest in value.

(c) The General Partnership Units of a removed General Partner, during the time after default until transfer under Section 7.4(b), shall be converted to that of a Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.4(b).

(d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary, desirable and sufficient to effect all the foregoing provisions of this Section.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

8.1 Management of the Partnership.

The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

8.2 Power of Attorney.

Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Units.

8.3 Limitation on Liability of Limited Partners.

No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.4 Ownership by Limited Partner of Corporate General Partner or Affiliate.

No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

8.5 Limited Partner Right of Redemption.

(a) Subject to Sections 8.5(b), 8.5(c), 8.5(d), 8.5(e) and 8.5(f) and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to the Limited Partnership Units held by them, a Qualifying Party, but no other Limited Partner or Assignee, shall, after holding their Limited Partnership Units for at least one year, have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem (a “Redemption”) all or a portion of such Limited Partnership Units (the “Tendered Units”) held by such Limited Partner (a “Redemption Right”) in exchange for REIT Shares issuable on, or the Cash Amount payable on, or a combination thereof having an equivalent value to the REIT Shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the General Partner in its sole discretion. Any Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner exercising the Redemption Right (the “Tendering Party”). No Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the Redemption Right for less than 1,000 Limited Partnership Units or, if such Limited Partner holds less than 1,000 Limited Partnership Units, all of the Limited Partnership Units held by such Partner. The Tendering Party shall have no right, with respect to any Limited Partnership Units so redeemed, to receive any distribution paid with respect to Limited Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

(b) If the General Partner elects to redeem Tendered Units for REIT Shares rather than cash, then the Partnership shall direct the General Partner to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this Section 8.5(b), in which case, (i) the General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption Right, and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the General Partner in exchange for REIT Shares. The percentage of the Tendered Units tendered for Redemption by the Tendering Party for which the General Partner elects to issue REIT Shares (rather than cash) is referred to as the “Applicable Percentage.” In making such election to acquire Tendered Units, the Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Limited Partners over another nor discriminates against a group or class of Limited Partners. If the Partnership elects to redeem any number of Tendered Units for REIT Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the General Partner in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the General Partner as duly authorized, validly issued, fully paid and accessible REIT Shares free of any pledge, lien, encumbrance or restriction, other than the Aggregate Share Ownership Limit and other restrictions provided in the Article of Incorporation, the bylaws of the General Partner, the Securities Act and relevant state securities or “blue sky” laws. Notwithstanding the provisions of Section 8.5(a) and this Section 8.5(b), the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited under the Articles of Incorporation.

(c) In connection with an exercise of Redemption Rights pursuant to this Section 8.5, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(i) A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption and assuming that the General Partner elects to exchange REIT Shares for all Tendered Units, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Aggregate Share Ownership Limit (or, if applicable the Excepted Holder Limit);

(ii) A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption on the Specified Redemption Date;

(iii) An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.5(c)(1) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Aggregate Share Ownership Limit (or, if applicable, the Excepted Holder Limit); and

(iv) Any other documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon the exercise of the Redemption Right.

(v) Any Cash Amount to be paid to a Tendering Party pursuant to this Section 8.5 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of Tendered Units hereunder to occur as quickly as reasonably possible.

(vi) Notwithstanding any other provision of this Agreement, the General Partner shall restrict the ability of the Limited Partners to exercise their Redemption Rights to prevent, among other things, (a) any person from owning shares in excess of the Common Share Ownership Limit, the Aggregate Share Ownership Limit and the Excepted Holder Limit, (b) the General Partner’s common stock from being owned by less than 100 persons, (c) the General Partner from being “closely held” within the meaning of section 856(h) of the Code, and (d) to ensure that the Partnership does not constitute a “publicly traded partnership” under section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners holding Partnership Units, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid having the Partnership be treated as a “publicly traded partnership” taxable as a corporation under section 7704 of the Code.

(vii) A redemption fee may be charged in connection with an exercise of Redemption Rights pursuant to this Section 8.5.

8.6 Redemption of Special Limited Partnership Units.

Upon the earliest to occur of (a) the termination or nonrenewal of the Advisory Agreement for “cause” (as defined in the Advisory Agreement), (b) a Termination Event, or (c) the Listing, the Special Limited Partnership Units will be redeemed.

(a) If the Advisory Agreement is terminated or not renewed by the General Partner for “cause” (as defined in the Advisory Agreement), all of the Special Limited Partnership Units shall be redeemed by the Partnership for $1 within thirty (30) days after the termination or nonrenewal of the Advisory Agreement.

(b) Upon the occurrence of a Termination Event or the Listing, the Special Limited Partnership Units shall be redeemed for an aggregate amount equal to the amount that would have been distributed to the Special Limited Partner under Section 5.2(b) if all assets of the Partnership had been sold for their fair market value and all liabilities of the Partnership had been satisfied in full according to their terms. Such redemption shall occur no later than thirty (30) days after the date of a Termination Event and no later than two hundred and forty (240) days after the Listing. In determining the fair market value of the assets of the Partnership, (i) in connection with a Termination Event, the

General Partner shall obtain an appraisal of the assets of the Partnership (excluding any assets which may be readily marked to market) and (ii) in connection with the Listing, the General Partner shall make such determination (a) taking into account, in the event of a Listing on a national securities exchange only, the market value of the General Partner’s listed shares based upon the average closing price, or average of bid and asked prices, as the case may be, during a period of thirty (30) days during which such shares are traded beginning one hundred and twenty (120) days after the Listing or (b) taking into account the value of the General Partner’s shares based upon the initial public offering price in the event of an underwritten public offering. Payment to the Special Limited Partner upon a Termination Event or a Listing shall be paid, at the Special Limited Partner’s discretion, in the form of (a) Limited Partnership Units valued at their fair market value (b) shares of the General Partner’s common stock or (c) a non-interest bearing promissory note. In the event the Special Limited Partner elects to receive shares of the General Partner’s common stock and the General Partner’s shares are not listed on a national securities exchange, at the option of the Special Limited Partner, the Special Limited Partner and the General Partner shall enter into an agreement whereby the General Partner shall register such shares of common stock with the Commission. However, any payments under a promissory note may not be made in connection with a Termination Event until either (a) the closing of asset sales that result in aggregate, cumulative distributions to the Partners (other than the Special Limited Partner) of the Partnership from operating income, sales proceeds and other sources in an amount equal to their Capital Contributions to the Partnership plus a 7% cumulative non-compounded annual pre-tax return thereon, or (b) a Listing (each a “Subsequent Liquidity Event”). In addition, the principal amount of the promissory note issued in connection with a Termination Event will be subject to reduction as of the date of the Subsequent Liquidity Event by an amount that will ensure that, in connection with the Subsequent Liquidity Event, the Special Limited Partner does not receive in excess of 15% of the distributions that are made or are deemed to be made by the Partnership after the Partners (other than the Special Limited Partner) have received or are deemed to have received aggregate, cumulative distributions equal to their Capital Contributions to the Partnership plus a 7% cumulative non-compounded annual pre-tax return thereon.

ARTICLE 9

TRANSFERS OF LIMITED PARTNERSHIP UNITS

9.1 Purchase for Investment.

(a) Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of its Partnership Units is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Partnership Units.

(b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer its Partnership Units or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agree not to sell, assign or transfer such Partnership Units or fraction thereof to any Person who does not similarly represent, warrant and agree.

9.2 Restrictions on Transfer of Limited Partnership Units.

(a) Subject to the provisions of 9.2(b) and (c), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Limited Partnership Units, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b) No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Partnership Units pursuant to this Article 9 or pursuant to a redemption of all of its Partnership Units pursuant to Section 8.5 or pursuant to the redemption of the Limited Partner’s Special Partnership Units pursuant to Section 8.6. Upon the permitted transfer or redemption of all of a Limited Partner’s Partnership Units, such Limited Partner shall cease to be a Limited Partner.

(c) Notwithstanding Section 9.2(a) and subject to Sections 9.2(d), (e) and (f) below, a Limited Partner may Transfer, without the consent of the General Partner, all or a portion of its Partnership Units to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), of which trust such Limited Partner or any such person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners.

(d) No Limited Partner may effect a Transfer of its Limited Partnership Units, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Units under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e) No Transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of the General Partner based on the advice of legal counsel for the Partnership, if appropriate, the transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of the General Partner based on the advice of legal counsel for the Partnership, if appropriate, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, (iv) such Transfer would cause the General Partner to own 10% or more of the ownership interests of any tenant of a Property held by the partnership within the meaning of Section 856(d)(2)(B) of the Code, or (v) such Transfer would result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code.

(f) No transfer by a Limited Partner of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem any Partnership Units in which a security interest is held for cash in an amount equal to such Partner’s Capital Account allocable (in the reasonable determination of the General Partner) to such exchanged or redeemed Partnership Units, simultaneously with the time at which such lender would be deemed to be a Partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(g) Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

(h) Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

9.3 Admission of Substitute Limited Partner.

(a) Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Units of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Units) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:

(i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(iii) The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.

(iv) If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.

(vi) The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(vii) The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b) For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership.

9.4 Rights of Assignees of Partnership Units.

(a) Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Units until the Partnership has received notice thereof.

(b) Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Units, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Units shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Units.

9.5 Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner.

The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of its Partnership Units and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.6 Joint Ownership of Units.

A Partnership Unit may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Unit shall be required to constitute the action of the owners of such Partnership Unit; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Unit held in a joint tenancy with a right of survivorship, the Partnership Unit shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Unit until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Unit to be divided into two equal Partnership Units, which shall thereafter be owned separately by each of the former owners.

ARTICLE 10

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.1 Books and Records.

At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all Certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.2 Custody of Partnership Funds; Bank Accounts.

(a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.2(b).

10.3 Fiscal and Taxable Year.

The fiscal and taxable year of the Partnership shall be the calendar year.

10.4 Annual Tax Information and Report.

Within seventy-five (75) days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

10.5 Tax Matters Partner; Tax Elections; Special Basis Adjustments.

(a) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

(b) All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

(c) In the event of a transfer of all or any part of the Partnership Units of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Partnership’s assets. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

(d) By executing this Agreement, each Partner authorizes and directs the Partnership to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal revenue Service Notice 2005-43 (the “Notice”) apply to any interest in the Partnership transferred to a service provider by the Partnership on or after the effective date of such Revenue Procedure in connection with services provided to the Partnership. For purposes of making such Safe harbor election, the General Partner is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Partnership and, accordingly, execution of such Safe Harbor election by the General Partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the Notice.

The partnership and each Partner hereby agrees to comply with all requirements of the Safe Harbor described in the Notice, including the requirement that each Partner shall prepare and file all U.S. federal income tax returns reporting the income tax effects of each Safe Harbor Partnership Unit issued by the Partnership in a manner consistent with the requirements of the Notice. A Partner’s obligations to comply with the requirements of this Section 10.5(d) shall survive such Partner’s ceasing to be a Partner of the Partnership and/or the termination, dissolution, liquidation and winding up of the Partnership, and, for purposes of this Section 10.5(d), the Partnership shall be treated as continuing in existence. Each partner authorizes the General Partner to amend this Section 10.5(d) to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Partnership transferred to a service provider by the Partnership in connection with services provided to the Partnership as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the Notice in subsequent Internal Revenue Service guidance); provided that such amendment is not materially adverse to such Partner (as compared with the after-tax consequences that would result if the provisions of the Notice applied to all interests in the Partnership transferred to a service provider by the Partnership in connection with services provided to the Partnership). Each Limited Partner further agrees to execute any forms or documents reasonably necessary to effectuate any of the foregoing provisions of this Section 10.5(d).

10.6 Reports to Limited Partners.

(a) As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner.

(b) Any Partner shall further have the right to a private audit of the books and records of the Partnership at the expense of such Partner, provided such audit is made for Partnership purposes and is made during normal business hours.

ARTICLE 11

AMENDMENT OF AGREEMENT

The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners:

(a) any amendment affecting the operation of the redemption right or conversion right set forth in Section 8.5 in a manner adverse to the Limited Partners;

(b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.2 hereof;

(c) any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.2 hereof; or

(d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

ARTICLE 12

GENERAL PROVISIONS

12.1 Notices.

All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

12.2 Survival of Rights.

Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

12.3 Additional Documents.

Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement.

12.4 Severability.

If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.5 Entire Agreement.

This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.6 Pronouns and Plurals.

When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

12.7 Headings.

The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.8 Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12.9 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas; provided, however, that any cause of action for violation of federal or state securities laws shall not be governed by this Section 12.9.

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IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Agreement of Limited Partnership Agreement, all as of the 3rd day of March, 2015.

GENERAL PARTNER:

Hartman vREIT XXI, Inc.

By:
Name:	Allen R. Hartman
Title:	Chief Executive Officer

LIMITED PARTNER:

Hartman vREIT XXI Holdings, LLC

By: Hartman Advisors, LLC, Manager

By:
Name:	Allen R. Hartman
Title:	Chief Executive Officer

SPECIAL LIMITED PARTNER:

Hartman vREIT XXI SLP, LLC

By: Hartman Advisors, LLC, Manager

By:
Name:	Allen R. Hartman
Title:	Chief Executive Officer

EXHIBIT A

CONTRIBUTIONS & INTERESTS

Partner	Address	CashContribution	PartnershipUnits	SpecialPartnershipUnits	PercentageInterest
GENERAL PARTNER
Hartman vREIT XXI, Inc.	2909 Hillcroft Suite 420 Houston TX 777057	$199,005	19,900.5	—	99.0%
LIMITED PARTNERS
Hartman vREIT XXI Holdings, LLC	2909 Hillcroft Suite 420 Houston TX 777057	$1,000	100	—	0.5%
Hartman vREIT XXI SLP, LLC	2909 Hillcroft Suite 420 Houston TX 777057	$1,000	—	100	0.5%
Totals		$201,005	20,000.5	100	100%

A-1

EXHIBIT B

NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 8.5 of the Limited Partnership Agreement (the “Agreement”) of Hartman vREIT XXI Operating Partnership LP, the undersigned hereby irrevocably (i) presents for redemption Limited Partnership Units in Hartman vREIT XXI Operating Partnership LP in accordance with the terms of the Agreement and the Redemption Right referred to in Section 8.5 thereof, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:

(Name of Limited Partner)

(Signature of Limited Partner)

(Mailing Address)

(City)            (State)             (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:

Social Security or Tax I.D. Number:

EXHIBIT C

NOTICE OF ELECTION BY PARTNER TO CONVERT LTIP UNITS INTO LIMITED

PARTNERSHIP UNITS

The undersigned LTIP Holder hereby irrevocably (i) elects to convert the number of LTIP Units in Hartman vREIT XXI Operating Partnership LP (the “Partnership”) set forth below into Limited Partnership Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Limited Partnership Units that may be deliverable upon such conversion be delivered to the address specified below.

The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:

(Please Print: Exact Name as Registered with Partnership) Number of LTIP Units to be Converted:

Date of this Notice:

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

C-1

EXHIBIT D

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF LTIP

UNITS INTO

LIMITED PARTNERSHIP UNITS

Hartman vREIT XXI Operating Partnership LP (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the LTIP Holder set forth below to be converted into Limited Partnership Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:

(Please Print: Exact Name as Registered with Partnership) Number of LTIP Units to be Converted:

Date of this Notice:

D-1

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